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                                                           EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS

Monsanto Company:

  We consent to the incorporation by reference in this Registration Statement on Form S-3 (i) of our opinions dated February 24, 1995 appearing in and incorporated by reference in your 1994 Annual Report on Form 10-K, and (ii) of our opinion dated March 13, 1995 (relating to the financial statements of the Kelco Division of Merck & Co., Inc.) appearing in your Form 8-K dated February 17, 1995 as amended by your Form 8-K/A filed on March 28, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                 DELOITTE & TOUCHE LLP
                                 DELOITTE & TOUCHE LLP

St. Louis, Missouri
June 13, 1995